UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BAILLIE GIFFORD FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR VOTE IS NEEDED - Baillie Gifford International Concentrated Growth Equities Fund

[name],

We’re reaching out to ensure you’re aware of an important upcoming vote relating to Baillie Gifford International Concentrated Growth Equities Fund (the “Fund”).

[As the shareholder of [x]% of the shares of the Fund, your vote is important.]

Shareholders of record are currently receiving proxy packages from Broadridge to vote on the proposed Reorganization (as defined in the proxy statement) of the Fund into a corresponding exchange-traded fund (ETF).

Deadline

All votes must be submitted no later than April 27, 2026, before the shareholder meeting on April 28, 2026.

What We’re Asking

We encourage you to vote IN FAVOR of the proposed Reorganization, as outlined in the proxy materials. We’d like to highlight:

●	There will be no significant change to the Fund’s investment approach or management Same strategy. Same team. Same long-term philosophy.

●	Potential for improved tax efficiency and lower costs for Class I shareholders More tax efficient. Lower costs for certain investors.

●	Enhanced flexibility and transparency for investors Trade anytime. See holdings daily. Greater control.

●	Read proxy materials for a full description of the features and consequences of the reorganization

If You Do Not Have Voting Discretion

If you do not hold voting discretion for your clients who are shareholders in the Fund, please:

1.	Reach out to your clients who hold shares in the Fund

2.	Encourage them to review their proxy materials

3.	Ask them to submit their vote no later than April 27, 2026

Questions?

Please don’t hesitate to reach out if you have any questions or need support. Thank you for your attention to this important matter.

Best,

[name]